Exhibit 10.5

WARRANT PURCHASE AGREEMENT

          WARRANT PURCHASE AGREEMENT (this “Agreement”) made as of this ___________day of _________, 2007 among China Holdings Acquisition Corp., a Delaware corporation (the “Company”) and the undersigned (the “Purchasers”).

          WHEREAS, the Company has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1, as amended (File No. 333-145085) (the “Registration Statement”), in connection with the Company’s initial public offering (the “IPO”) of up to 11,500,000 units (which includes 1,500,000 units which may be issued to the underwriters if the over-allotment is exercised in full) (the “Units”), each unit consisting of one share of the Company’s common stock, $.001 par value (the “Common Stock”), and (ii) one warrant (the “Warrants”), each warrant to purchase one share of Common Stock; and

          WHEREAS, immediately prior to the consummation of the IPO, the Company desires to sell in a private placement to the Purchasers (the “Placement”) an aggregate of 2,750,000 warrants (the “Placement Warrants”) substantially identical to the Warrants being issued in the IPO pursuant to the terms and conditions hereof and as set forth in the Registration Statement, except that the Placement Warrants to be issued in the Placement shall not be registered under the Securities Act of 1933, as amended (the “Securities Act”) and will be non-redeemable so long as the Purchasers (or their transferees) hold such Warrants; and

          WHEREAS, each Purchaser desires to acquire the number of Placement Warrants set forth opposite his name on Schedule A hereto; and

          WHEREAS, except as provided herein, the Placement Warrants shall be governed by the Warrant Agreement filed as an exhibit to the Registration Statement; and

          WHEREAS, the Purchasers are entitled to registration rights with respect to the Placement Warrants and the Common Stock underlying the Placement Warrants (the “Underlying Shares”) on the terms set forth in this Agreement;

          NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1.       Authorization of the Placement Warrants. The Company has duly authorized the issuance and sale of the Placement Warrants to the Purchasers.

2.       Purchase of Placement Warrants. The Purchasers hereby agree to purchase an aggregate of 2,750,000 Placement Warrants at a purchase price of $1.00 per Placement Warrant, or an aggregate of $2,750,000 (the “Purchase Price”). Such purchases shall be paid for with funds derived directly from such Purchasers in the names and amounts set forth on Schedule A hereto. On the Closing Date, as defined below, upon payment by the Purchasers of the Purchase Price by wire of immediately available funds to the Company, the Company shall deliver a certificate evidencing the Placement Warrants duly registered in the Purchaser’s name to the Purchasers.

3.       Closing. The closing of the purchase and sale of the Placement Warrants (the “Closing”) will take place at such time and place as the parties may agree (the “Closing Date”), but in no event later than the closing date (the “IPO Closing Date”) of the IPO. On or prior to the IPO Closing Date, the Purchasers shall pay the Purchase Price by wire transfer of funds to the trust account at JP Morgan Chase, maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “Trust Account”). The certificates for the Placement Warrants shall be delivered to the Purchasers promptly after the payment of the Purchase Price.

At least twenty-four (24) hours prior to the effective date of the Registration Statement, the Company shall deliver the Purchase Price to Loeb & Loeb LLP. Simultaneously with the consummation of the IPO, Loeb & Loeb LLP shall then deposit the Purchase Price into the Trust Account.

4.       Lock-Up Agreement. Prior to the consummation of an Initial Business Combination (as defined in the Amended and Restated Certificate of Incorporation), the Purchasers shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder (the “Exchange Act”) with respect to, any Placement Warrants and the Underlying Shares, or any securities convertible into or exercisable or exchangeable for shares, or warrants or other rights to purchase shares or any such securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Placement Warrants or Underlying Shares or any securities convertible into or exercisable or exchangeable for shares, or warrants or other rights to purchase shares or any such securities, whether any such transaction is to be settled by delivery of shares or such other securities, in cash or otherwise (collectively “Transfer”), provided, however, that the following Transfers shall be allowed, on condition that prior to such Transfer, each permitted transferee or the trustee or legal guardian for each permitted transferee agrees in writing to be bound by the terms of this Agreement: (a) transfers to an entity’s beneficiaries upon its liquidation, (b) transfers to relatives and trusts for estate planning purposes, (c) transfers pursuant to the laws of descent and distribution upon death, (d) transfers pursuant to a qualified domestic relations order, (e) transfers to officers, directors and employees of the Company and persons affiliated with the Company’s founders or (f) transfers by private sales with respect to up to 33% of the Purchasers common stock made at or prior to the consummation of an Initial Business Combination at prices no greater than the price at which the shares were originally purchased.

5.       Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company that:

5.1     The execution and delivery by the Purchasers of this Agreement and the fulfillment of and compliance with the respective terms hereof by the Purchasers do not and shall not as of the Closing conflict with or result in a breach of the terms, conditions or provisions of any other agreement, instrument, order, judgment or decree to which Purchasers are subject to.

5.2    The Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

5.3    The Placement Warrants are being acquired for the Purchaser’s own account, only for investment purposes and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

5.4    The Purchaser has the full right, power and authority to enter into this Agreement and this Agreement is a valid and legally binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

5.5    The Purchasers understand that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the securities or the fairness or suitability of the investment in the securities nor have such authorities passed upon or endorsed the merits of the offering of the securities.

6.       Registration Rights. The Purchasers shall have registration rights pursuant to the Registration Rights Agreement, dated as of _____________, 2007, by and among the Company and the investors listed on the signature page thereto.

7.       Waiver of Claims Against Trust Account. The Purchaser hereby waives any and all right, title, interest or claim of any kind in or to any distributions from the Trust Account with respect to any shares of common stock acquired by the Purchaser in connection with the exercise of the Placement Warrants purchased hereby pursuant to this Agreement ("Claim") and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

8.       Waiver and Indemnification. The Purchasers hereby waive any and all rights to assert any present or future claims, including any right of rescission, against the Company or the underwriters in the IPO with respect to their purchase of the Placement Warrants, and each Purchaser agrees jointly and severally to indemnify and hold the Company and the underwriters in the IPO harmless from all losses, damages or expenses that relate to claims or proceedings brought against the Company or such underwriters by Purchasers of the Placement Warrants.

9.       Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

10.     Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the ____day of ___________, 2007.

CHINA HOLDINGS ACQUISITION CORP.
By:
Paul K. Kelly, Chief Executive Officer

INSIDERS:

Paul K. Kelly

James D. Dunning, Jr.

Alan G. Hassenfeld

Gregory E. Smith

Xiao Feng

Cheng Yan Davis

Soopakji (Chris) Chearavanont

Ruey Bin Kao

SCHEDULE A